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Diversa gave the following presentation at the JPMorgan H&Q 21st Annual Healthcare Conference on January 8, 2003.

CONFERENCE CALL PARTICIPANTS

Jeff Zekauskas

Jay Short
Diversa Corporation—President, Chief Executive Officer and Chief Technical Officer

PRESENTATION

Jeff Zekauskas

Hi. Good afternoon. My name is Jeff Zekauskas and it’s my pleasure this afternoon to introduce the management of Diversa. Representing management is Jay Short, who’s the CEO and President and Chief Technical Officer of Diversa.

Diversa is one of those companies with a very broad expertise, both in the engineering of therapeutic proteins and in the engineering of industrial enzymes. And we very much look forward to Jay’s presentation.

Jay Short—Diversa Corporation—President, Chief Executive Officer and Chief Technical Officer

Thank you, and thank you for joining us today for this update of 2002.

Before I begin, though, this discussion will contain forward-looking statements and the actual results could vary, and so, for a discussion of those factors I would refer you to the SEC filing documents to look at the risk factors section of our form 10-Q. In addition, the information contained in this presentation should not be construed as soliciting material. A proxy statement relating to Diversa’s proposed transactions with Syngenta is expected to be filed shortly. Shareholders should wait to receive and review the proxy statement relating to the proposed transactions before deciding how to vote. So, thank you.

So, with that, Diversa Corporation, of course, is a leader in utilizing genomic technologies to both discover and evolve genes. Of course, we’re discovering genes primarily focused from microorganisms. But, for the evolution, we not only evolve microbial genes, we also evolve other types of genes—genes encoding antibodies and other human proteins.

The products or molecules generated from these genes or gene pathways are represented in two forms: proteins—one of the largest classes there being enzymes, and then small molecules, such as antibiotics, which are encoded by gene pathways. These molecules coming ultimately from microorganisms and the environment and also from antibodies can be applied, as you can imagine, in a wide array of different markets and fields; agricultural, pharmaceutical and the clinical industrial market.

Our near-term focus in the company, of course, remains the near-term profitability—now in 2004, it will be pro forma in 2004—based upon our continued introduction of non-pharmaceutical products, our expansion of those products either through partnered activities, as well as independent product development, and, of course, our continued expansion and our increase in our collaborative relationships.

In addition, we’re accelerating our pharmaceutical platforms in the end of small molecule discovery and protein therapeutics, and I’ll give you an update on protein therapeutics specifically today.

So, with that, I would like to now review our progress that we’ve made against those goals that we established for 2002, and this is admittedly a more challenging year in 2002.

We initially targeted the commercialization of five products for this last year. We’ve made excellent progress along that line. We’ve launched two fluorescent proteins. We licensed an enzyme for the chiral synthesis—a novel chiral synthesis process, and we’re currently awaiting the review of FDA of our animal feed, Phytase. Later on the in the presentation, I’ll give you a detailed update on these and other products.

An additional goal, of course, was achieving a milestone in our collaboration agreements. While we did not achieve all of our commercialization milestones, we did achieve all of our research-based milestones. Further, we advanced our product pipeline to achieve—to maintain targeting of pro forma profitability of 2004. We also advanced both of our pharmaceutical platforms—both in terms of the technology, as well as in strengthening management. In addition, our antibody platform was selected into the 2002 finalists for the UCSD—University of California, San Diego CONNECT’s Most Innovative New Product Award, so I’m very proud of our team for that accomplishment.

Further, we have targeted a signing of three new alliances, including an antibody collaboration. We did achieve those three new deals with Syngenta being the largest collaboration to date, building on the tremendous success of that relationship over the past few years. In addition, we established a relationship with DuPont for the generation of new materials, as well as with PetroStar for the process of working in the area of desulfurization.

Further, we expanded our biodiversity access network, accessing unique environments, both in Hawaii and Australia. We’ve also received additional patents, in fact we received 20 additional patents with 120 new patents being filed over the past year.

So, with that brief of the goals, of which I’ll touch on more throughout the presentation; I’d like to now give you a brief update on the technologies, just to familiarize those that are unfamiliar with that. We’re accessing these microorganisms out of the environment, whether it be high temperature environments, low temperature environments, marine, terrestrial. But, through that process we’re discovering there’s new molecules—antibiotics, enzymes for different catalytic processes. In many cases, we can commercialize those molecules directly. But, in some cases we need to further optimize those molecules, and what we do with evolution technologies to those molecules that ultimately are commercialized in our specific markets ranging from pharmaceutical, ag, to chemical and industrial.

Of course, the world has changed over the past decade, and it’s now recognized broadly that the biodiversity within each country is the sovereign right and ownership belongs to that country of origin. And so, for a number of years we’ve established now formal access agreements with a variety of countries, allowing us to not only access samples, but also establishing with different institutes within those countries relationships that allow samples to be sent directly to the company without us having to go to all of these sites to collect those samples. So, it’s a bio-collecting network. And places such as Bermuda, which gives us access to Atlantic sea sponge collection, Kenya, which is an extremely rare environment containing samples of pH 11, where we haven’t found anyplace else in the world that has such alkaline environments. And in addition, we’ve shown incredible correlations with the enzyme products coming from these environments that will not easily duplicate anywhere else. In fact, just to kind of a snapshot to that, we screened 100 different libraries from all over the world and found really no pH stable—high pH stable enzymes from those environments. Within the first library out of Kenya, we found a dozen enzymes that showed that alkaline stability, so it’s an incredible correlation from a geographical standpoint.

Other sites include Indonesia, where we see pH 0 environments, as well as Costa Rica, where we’re very interested in symbiants living in insects.

Of course, our approaches and technologies that we’ve invested to access these untapped resources are expanding. In fact, the latest addition to our patent portfolio is our biosphere sequencing technology, which covers the sequencing of any mixed-species libraries from the environment.

So, just to put this in perspective, without this particular approach, one has to go on and sequence an organism one at a time, one by one, and the work required with that specific approach would be quite large considering the fact that less than point one percent of the microorganisms that exist out there have ever been cultured and analyzed. And so, we’re dealing literally with millions and millions and species of microbes. This approach for allowing mixed sequencing allows us to greatly accelerate that discovery.

Of course, with these large libraries we’ll also do quite a bit of functional-based screens, not only for enzymes, but also small molecules, and that requires a sufficient and high throughput robotics support, in the center here you see a slide show of our GigaMatrix platform. That large orange circle represents a single well size of a traditional 96- well plate; we are now able to work up to a million wells in the same footprint size of a traditional 96- well plate. So, the well size is less than the diameter of a single human hair.

And it’s these kinds of technologies that allow us to discover these new molecules and move them to commercialization. Of course, as I said before, when we need to optimize those molecules, then we can apply our evolution technologies, such as the technology referred to as “Gene Site Saturation Mutagenesis.” This particular technology allows us to make all 20 amino acid changes and all 64, in fact, codon changes that each position within the protein—doing so each one at a time until we go through that entire molecule.

This particular approach not only allows us to optimize enzymes for different chemical industrial applications, but also antibodies and other protein therapeutics.

Once we’ve identified those particular amino acids following the expression of the protein, we can then combine those particular improvements express that combined molecule, and we’ll look for that favorable improvement.

So, in this example we found eight mutations that improved this molecule’s activity by 30,000 fold.

Complimentary to that technology is our GeneReassembly technology, where in this example we take genes out of nature in this example here. We find the best genes from a variety of different organisms and we look for similarities. Now, the nice thing about GeneReassembly is it isn’t required—it isn’t dependent upon DNA sequence identity. It works based on protein structure and amino acid relationships.

And so we create new hybrids of these genes, express those new recombined molecules, and then look at those improvements. In this case we found a 39,000-fold specific activity improvement in this particular molecule.

And it’s this technology that is the foundation of our de novo antibody program, as well. That’s where we’re blending V and D and J regions to create novel antibodies with, whereas the GSSM technology I just referred to—we kind of often view as our hyper- somatic mutation engine for improving antibodies.

So now, I want to move on out of the technology and discuss the market opportunities and product pipeline—first focusing on our near-term product opportunities in the agricultural, chemical and industrial areas as well as the pharmaceutical opportunities with clearly the small molecule drug discovery and antibodies.

Looking first at our near-term opportunities in industrial specialty enzymes is about a $3 billion market for things ranging from bio-fuels to pulp and paper applications. The agricultural market is very large for things such as environmentally friendly insecticides, herbicides, animal feed additives, animal health and nutrition. And in the chemical processing industry there’s about $50 billion of opportunity for biological-based solutions, and that, of course is increasing for things such as those specialty chemicals and new polymers.

So now, within this marketplace, we were targeting our products. I want to first start off discussing our progress and our position in the alpha-amylase project, which we are doing through our joint venture with The Dow Chemical Company—a company called Innovase. The current status of our product is that we have been cleared EPA for certain non-food markets. The food applications are currently in the regulatory process. However, simulated data with the formulated product has not confirmed our target-performance characteristics. In addition, the market has evidenced recent downward pressure, requiring substantial product superiority prior to launch. It’s very important that we have the right match to this particular market.

In addition, the Innovase product development requires further performance and economic assessment before launching. Updates are going to be provided as Innovase completes this assessment.

Looking at our second key product, which is progressing, is our Phytase product. This particular market is a very large market; $200 million growing very rapidly—over 30 percent annually. This is being done in conjunction with Danisco. It increases feed efficiency, eliminates added phosphorus, and the market drive is largely coming from the strong regulatory pressure in terms of the advantage of this enzyme in terms of reducing pollution. In fact, in December, there was a ruling by the EPA in confined animal feed operations that required an additional regulation and monitoring of this particular pollution, which our product could be a great potential solution in addressing that particular regulation.

In addition, we expect additional federal regulation to continue to drive this market. And also what we’re seeing is that states are moving more aggressively here.

So now, let me give you a specific status on this very important product. Together with our partner Danisco we have validated the product performance characteristics of this product. We are currently awaiting the FDA regulatory review on this molecule. Following that, of course, we will launch.

We have successfully transferred this product to large-scale manufacturing—in fact, have delivered our first commercial product to Danisco in December. Danisco will launch the market introduction in the U.S., and other new markets will soon follow once our approval is received. And of course, the E.U. regulatory process has now been initiated.

In September, we also announced the release of our first product that we’ll target for release in 2002. It was a model enzyme-based process for the synthesis of a chiral compound. This particular compound was important for the synthesis of a multi-billion dollar drug.

In addition, we expanded our product line with the DiscoveryPoint-nitrilase platform, and as you may recall, this particular—before I said there were about nine prokaryotic nitrilases that existed in the world. We’ve now expanded this collection of nitrilases to several hundred enzymes that have not only been characterized—manufactured and characterized and ready for testing and evaluation for new processes. And with these kinds of—this platform is what we’re using to identify very rapidly novel chemical synthesis processes.

In addition, we launched and sold—and are selling fluorescent proteins. These fluorescent proteins are very important in a variety of research applications, ranging from drug discovery. In addition, the characteristics of these molecules are superior brightness, excitation with visible light expression in a variety of host organisms, and fast protein maturation for more rapid detection.

So now, this summarizes some of our early-stage products and the status of those we are working on in 2002. And on the next slide I want to summarize some of our partner-based products that we are developing, and these range from feed and food additives that include enzymes for baking, fermenting, flavor and fragrance ingredients, textiles, pulp and paper products, a whole variety of transgenic output traits, insecticides, and a range of chiral intermediates. Some of these come, of course, from our DiscoveryPoint collection that I just referred to.

In addition to these partner-based projects, we have a substantial internal product development portfolio. Inside this internal product portfolio we are targeting oil processing and structured lipids in our non-pharmaceutical area. These products are targeted for release over the next few years. Within that portfolio is a $500 million value of that portfolio for products within this area to Diversa.

In addition, these products are targeted as well as in terms of increasing ultimate yield of processes, reducing costs, enabling high-value end-products in terms of either through higher quality, better performance. And very importantly, we are able to in addressing taking strong intellectual property positions around these products so we can maintain sustainable value capture from these.

Complimentary to this, industrial processes—our internal portfolio is also addressing chemical bioprocesses. In this case we’re trying with synthesis of pharmaceutical intermediates, generic drugs, and specialty chemicals. Once again, we’re focused here on high enantioselectivity. This is where we’ve seen wonderful enantioselective power of the enzymes we pulled out. As a matter of fact, we had one publication in the Journal of American Chemical Society where she is discussing some of that enantioselective power from these enzymes. In addition, we’re targeting lower costs and fewer byproducts and unique product properties.

So, moving on from the non-pharmaceutical side of it, I’ll just touch on the pharmaceutical aspect of small molecules. We’re now targeting novel therapeutics from unexplored biodiversity. In fact, microbial biopharmaceuticals have been quite successful with over $25 billion in pharmaceuticals sales occurring in 1999 worldwide.

Internally, we are focused on anti-infectives, primarily in the way of anti-bacterials and anti-fungals, where we’re maintaining and trying to partner to the minimal extent in that area. Whereas in the cancer and anti-inflammatory area we’re targeting partnerships through these particular areas.

In addition, as I promised, I wanted to give a fairly updated protein therapeutics overview. This basic platform was built on—whereas the small molecule program was built on our discovery platform, the protein therapeutic is built and depends upon on evolution platform.

In this case, we’re optimizing proteins to enhance activity, reduce side effects, and extend patent life. In addition, our de novo antibody platform is focused on generating 100 percent human antibodies that enhance functionality and optimize expression, affinity and specificity.

In this particular slide here—it shows the optimization of an antibody; on the right hand side through GSSM technology, and the left hand side shows a recent study performed by a variety of scientists up at Genentech with Herceptin with this model antibody. The yellow and orange dots show you all the sites are ultimately tested through years of research on the left hand side through five phage display libraries and alanine scanning.

What you can see on the right hand side was what we accomplished with the GSSM technology in less than six months. So, before two sites in the binding region were identified with improved activity through this other technology. We were able to identify 10 sites in that binding domain, and a whole variety outside of it.

The de novo platform has moved very nicely. We’ve completed our phase one part of our program. We’ve also generated now heavy and light chain antibody libraries and are currently screening, I guess, for our first human antibodies from that particular system.

At this time I want to move on to our strategic alliances and key components for our commercialization strategy. We’ve received over $264 million in total committed funding with $153 million yet to be received for future committed funding. This shows our markets and our particular alliances linked to those markets.

I want to focus for today’s discussion on the Syngenta relationship first by starting to give you a little history. I’ll start with the history, and then I’ll give you where we’ve expanded.

Of course, our initial collaboration was formed in 1999. We’ve done such following the contract JV formation of Zymetrics. And now, starting on this foundation, of course, Zymetrics was focused in the area of animal feed and agricultural product processing. We’re now expanding this particular relationship—and this relationship expansion has two components; the first being an acquisition. We acquired the rights to technologies developed by Syngenta’s Torrey Mesa Research Institute for pharmaceutical applications exchanged for Diversa equity. The second component of that is a collaboration. Product development in ag and pharma applications linked to plant delivery and expression.

In terms of a little background, TMRI was originally established at the Novartis Agricultural Discovery Institute, has a world class scientific team with advanced plant sciences and genomic approaches, and part of this team is probably best known for its completion of the rice genome. In addition, the TMRI technology is applied to ag and pharmaceutical product development.

It’s an important winning relationship for us because it expands the relationship for a global ag company significant funded deal, significant synergies in addition to a team that’s led by Dr. Steve Briggs, a national academy member, who will be our new Senior Vice President of R&D platforms.

The technologies, of course, are very important in the areas of mode of action, strain improvement, and a whole wide range of other complimentary capabilities here. And that’s the first component. The second component, of course, is the ag collaboration, where Diversa’s entered into a seven-year collaboration focused on microbial and plant ag-based applications, certain health application, of course, where selected in-process product candidates are being transferred to Diversa. This is associated with guaranteed funding of $118 million and milestones and royalties associated with that.

So, this is a very powerful, although admittedly complicated deal in terms of being able to access and advance our platforms across both our non-pharma side and our pharmaceutical area, in addition to greatly expanding our internal product development portfolio.

So, from a business model standpoint, we have a pharmaceutical focus, but, in addition, have a near-term product revenue focus out of our non-pharmaceutical area. We’re partnering with market leaders to share that investment risk and access their marketing and distribution networks. Of course, we have an independent product portfolio that’s advancing quite nicely. We’ll be commercializing it over the next few years, and we maintain our targets for portfolio profitability.

If you look at our financial history as shown here, you’ll see in 2001 we increased our investment in our pharma programs, as well as in our product development pipeline.

On the next slide I want to give you our estimated 2002 financials, as well as a forecast on 2003. 2002—we estimate $32 million in revenue, a cash burn of $28 million, and are ending the year at $153 million.

Depending on the timing of the closing of the deal, and before the effects of the purchase accounting, we’re forecasting that our revenue in 2003 will be between $50 to $55 million, and our loss will be between $30 to $33 million, ending the year at $128 million in cash.

However, this investment allows us to maintain our targeted pro forma profitability in ’04, while also setting us up to accelerate product growth in ’05.

So, the corporate goals for ’03—first, related to our Diversa/Syngenta transaction. Of course, I want to complete and close this transaction and integrate the employees and initiate a whole series of new products related to this relationship.

In addition, product launches and licensing goals—we are now targeting toward the launch—Zymetrics is targeting the launch of a second generation Phytase toward the end of the year. In addition, we’re targeting the licensing of a proprietary processing enzyme, to be announced in the future.

Further, our pharmaceutical program goals are to utilize our antibody library to identify antibodies against a validated target, and to identify a novel anti-infective compound for development.

Further, we wish to sign new collaborations, including a pharmaceutical collaboration. We’ll advance our collaboration milestones and further expand our patent portfolio.

So, just to summarize our investment highlights, we’re a leader in genetic discovery and gene evolution in two developing pharmaceutical platforms, a deep pipeline of products, allowing us with market leaders to accelerate that product development, a very powerful strategic relationship with Syngenta and other key leaders, a strong financial position and a projected near-term pro forma profitability.

Thank You.

QUESTION AND ANSWER

Jeff Zekauskas

Thank you all for joining us. Have a good day.

The following are copies of the slide presentation shown by Diversa at the conference.

DIVERSA

JPMorgan H&Q 21st Annual Healthcare Conference

January 8, 2003

This discussion will include forward-looking statements, and actual results could vary. For a discussion of factors that could cause actual results to vary from these forward-looking statements, please see Diversa's filings with the SEC, including the Risk Factors section of our Form 10-Q.

Diversa Corporation

Global leader utilizing proprietary genomic technologies to

Discover

Evolve

Proteins

Small Molecules

Agricultural
Pharmaceutical
Chemical/Industrial

DIVERSA

Diversa's Focus

Near-term Profitability (2004 pro forma)

- Based upon non-pharma products and collaborative revenue

Acceleration of Pharmaceutical Programs

- Small Molecule Drug Discovery
- Protein Therapeutics

DIVERSA

2002 Corporate Goals and Accomplishments

- Commercialize 5 new products
  - Launched 2 FP's / Licensed enzyme / Phytase at FDA
- Achieve milestones under collaboration agreements
  - Achieved research milestones under our collaboration agreements
- Advance product pipeline to achieve profitability in 2004
  - Pipeline advancing for near-term pro forma profitability
- Advance both pharma platforms
  - Platforms advanced and pharma management strengthened
  - Antibody Platform was 2002 Finalist: UCSD CONNECT Most Innovative New Product

2002 Corporate Goals and Accomplishments

- Sign 3 new alliances (including antibody collaboration)
  - Signed 3 new deals including our largest collaboration to date, encompassing an antibody development project (Syngenta, DuPont, PetroStar)
- Expand biodiversity access network
  - Expanded biodiversity network to include Hawaii and Australia
- Receive additional issued patents
  - Received additional 20 issued patents; 120 new patents filed

DIVERSA

Innovation from Biodiversity and Gene Evolution

DISCOVERY

From the Environment

Biodiversity

Small Molecules

Proteins

Innovation from Biodiversity and Gene Evolution

EVOLUTION

Broadest Platform

Biodiversity

Improving
Environmental
Genes

DIVERSA

Optimizing
Human
Antibodies

Innovation from Biodiversity and Gene Evolution

DISCOVERY **EVOLUTION** **MARKETS**

PHARMACEUTICAL
AGRICULTURAL
CHEMICAL / INDUSTRIAL

Bermuda
pH 8 25°C

Costa Rica
Insects

Kenya
pH 11 100°C

Indonesia
pH 6 27°C

Patented Access to Untapped Biodiversity*

Cultivated Microbes
FACS*
Liquid Phase Screening*
Discovery and Evolution*
Extract Screening*
Unexplored Microbial Diversity
Biosphere Sequencing*
Fluorescent Screening*
Biopanning*
Mixed Population Activity Screening*
Normalization*
Enzyme Libraries*

Habitat	Cultured (%)
Seawater	0.001 - 0.1
Freshwater	0.25
Soil	0.3

*74 Issued US Patents; >350 Pending

DIVERSA

Robotic Systems

DVSA

DIVERSA

FACS Technology

GigaMatrix™ Technology

Gene Site Saturation Mutagenesis™

GSSM™
Mutate
64
20
UHTP Screen
Combine Mutations

30,000x Improvement

Issued US Patents

DIVERSA

Tunable GeneReassembly™ (TGR)

GeneReassembly™
Diversify
Reassemble
UHTP Screen

39,000x Improvement

Patent Pending

DIVERSA

Market Opportunities & Product Pipeline

Near-Term Product Opportunities

- Agricultural
- Chemical
- Industrial

Pharmaceutical Opportunities

- Small Molecule Drug Discovery
- Antibodies / Protein Therapeutics

DIVERSA

Near-Term Commercialization

Industrial and Specialty Enzymes

$3 billion Market

Proprietary enzymes
- Sweeteners and biofuels
- Biofilms, water treatment
- Pulp and paper

Agricultural Products

$66 billion Market

Genes, enzymes, small molecules
- Crop protection
- Animal feed additives
- Animal health, nutrition

Chemical Processing

$570 billion Specialty

$400 billion Commodity

Innovative bioprocesses
- Specialty chemicals
- New polymers
- Chiral compounds

DIVERSA

Update on Innovase Alpha Amylase

- Cleared by EPA for certain non-food markets; food applications are in regulatory process
- Simulated data with formulated product has not confirmed all targeted performance characteristics
- Market has evidenced recent downward price pressure, requiring substantial product superiority prior to launch
- Innovase product development requires further performance and economic assessment
- Updates to be provided as Innovase completes assessment

DIVERSA

Improved Phytase for Animal Feeds

Total Market Est. $200 MM in 2003
Growing >30% annually

DANISCO

Diversa's High Activity Phytase

- Increases feed efficiency
- Eliminates added phosphorus
- Regulatory pressure to reduce pollution
  - December 2002 CAFO ruling by EPA
  - States moving more rapidly
  - Federal regulation increasing

Cyanobacterial
Blooms
Red Tides

DIVERSA

Phytase Commercialization

- Validated product performance characteristics
- FDA regulatory review in process
- Transfer to large scale manufacturing complete
- Commercial product shipped to Danisco in December
- Danisco market introduction into US and other non-EU markets as soon as approval received
- EU regulatory process initiated

DIVERSA

Pharma Intermediate Products

Licensed Product to Dow Pharmaceutical Services

- Achieved commercialization goal for chiral synthesis
  - License fees and royalties on Dow's sales of intermediate
- DiscoveryPoint™ Nitrilase Platform advantages:
  - Hundreds of novel nitrilases
  - Address problems without available solutions
  - Key intermediates for multi-billion dollar pharmaceuticals

DiscoveryPoint™
Nitrilase Platform
DIVERSA

DIVERSA

Research Product Introductions

Multi-Color Fluorescent Proteins

- Drug discovery
- Commercial screening
- Research / academia

- Superior brightness
- Excitation with visible light
- Expression in eukaryotes and prokaryotes
- Fast protein maturation

DIVERSA

Pipeline of Chemical and Ag Products

Developing with Partners

- Feed and food additives
- Enzymes for baking and malting
- Flavor and fragrance ingredients
- Textiles
- Pulp and paper
- Transgenic output traits
- Insecticides
- Chiral intermediates

DIVERSA

Internal Product Development

Industrial Processes

$500 million Diversa product portfolio opportunity

- Oil processing
- Structured lipids

- Increase yields, reduce costs
- Enable higher-value end products
- IP provides sustainable value capture

DIVERSA

Internal Product Development

Chemical Bioprocesses

$200 million Diversa product portfolio opportunity

- Pharma intermediates
- Generic drugs
- Specialty chemicals

- Focus on high enantioselectivity
- Lower cost, fewer byproducts
- Unique product properties

DIVERSA

Novel Therapeutics from Unexplored Biodiversity

Microbe-derived pharmaceuticals: $25.3 billion in 1999

Indication	Internal	Partner
Anti-Infectives **Anti-bacterials** *Methicillin-Resistant S. aureus* (MRSA) -H *Vancomycin-Resistant Enterococcus* (VRE) -H *Streptococcus pneumoniae* -C *Haemophilus influenzae* -C **Anti-fungals** *Candida albicans* *Aspergillus fumigatus*		
Cancer		
Anti-Inflammatory		

DIVERSA

Protein Therapeutics / Antibody Program

Better Therapeutics from the Broadest Evolution Platform

Protein Optimization Platform	• Enhance activity • Reduce side effects • Extend patent life
De novo Antibody Generation Platform	• 100% human antibodies • Enhance functionality • Optimize expression, affinity, and specificity

DIVERSA

Antibody Phage Display vs. Antibody GSSM

Phage Display Analysis*
GSSM Analysis

- Substitutions generally provide improved binding
- Substitutions provide little or no improvement
- Positions not explored by phage display

Herceptin antibody

* Gerstner et al. 2002

DIVERSA

Update on *De Novo* Human Antibody System

Phase one

- Completed: Cloned all variable regions
- Completed: Generated library of all possible light chains
- Completed: Expressed antibodies in mammalian cells

Phase two

- Completed: H&L chain antibody library construction
- Remaining: Screen to identify human antibody

DIVERSA

Strategic Alliances with Market Leaders

- Key component of commercialization strategy
- Expand product portfolio with market leaders
- Over $264 Million in total committed funding
- Over $153 Million in future committed funding

As of December 31, 2002
Pro forma for Pending Syngenta Transaction

DIVERSA

Diversa's Markets

SMALL MOLECULES

PROTEIN THERAPEUTICS
ANTIBODIES

PHARMACEUTICAL

gsk GlaxoSmithKline

DUPONT
BASF
Dow
PETRO STAR
Invitrogen
Givaudan

syngenta
DANISCO CULTOR

AGRICULTURAL

CHEMICAL / INDUSTRIAL

ZYMETRICS
syngenta

INNOVASE
Dow

Diversa - Syngenta Relationship

Multiple Collaborations Established

- Initial collaboration formed in January 1999
- Contract JV established in December 1999
  - $20 million exclusivity fee
  - Guaranteed research funding, milestone payments, license fees and profit sharing

DIVERSA

Zymetrics Product Focus Areas

Agricultural Applications

syngenta

- Animal feed
  - Increasing nutritional value
  - Increasing health benefits
- Agricultural product processing
  - Baking
  - Brewing
  - Soy processing (soy milk and soy flakes)

DIVERSA

Diversa - Syngenta Pending Transactions

Expands Successful Relationship

Two Components

1. Acquisition: Rights to technologies developed by Syngenta's TMRI for pharmaceutical applications in exchange for DVSA equity
2. Collaboration: Product development in agriculture and certain pharma applications linked to plant delivery or expression

DIVERSA

Torrey Mesa Research Institute (TMRI)

Overview of TMRI

- Established in 1999 as Novartis Agriculture Discovery Institute (NADI)
- World-class scientific team
- Advanced plant sciences and genomic approaches for human and animal health
- TMRI technologies applied to ag and pharmaceutical product development

DIVERSA

Diversa-Syngenta Strategic Transaction

Win-Win Relationship

- Expands relationship w/ largest global ag company
- Significant, funded ag deal to expand product pipeline
- Powerful synergies in pharma created by technology platforms of TMRI and Diversa
- Award-winning scientific team led by Dr. Steve Briggs
- Expanded antifungal capabilities
- Financial synergies

DIVERSA

First Component: Acquisition

Building Critical Mass in Pharma Programs

Diversa receives perpetual, exclusive, royalty-free license to TMRI's technologies and IP for pharma applications:

- Proteomics / Metabolomics
  - Mode of action
  - Target identification / validation
- RNA Dynamics
  - Strain improvement
  - Assay sensitivity / assessment of pathway expression
- Fungal Genomics
  - Fungal expertise
  - Secondary metabolite production
- Bioinformatics

DIVERSA

Second Component: Collaboration

Accelerating Product Development

- Diversa and Syngenta have entered into a renewable seven-year collaboration
- Product development:
  - Microbial and plant ag-based applications
  - Certain human health applications
  - Selected in-process product candidates
- Financial terms:
  - Guaranteed funding of $118 million
  - Milestone payments
  - Royalties

DIVERSA

Attractive Business Model

Diversified Markets

- Pharmaceutical focus
- Near-term product revenue in non-pharma markets

Product Focus

- Independent product portfolio
- Royalties and profit sharing

Partner with Market Leaders

- Share investment risk
- Marketing, distribution networks

Near-term Profitability

- Multiple revenue / profit sources
- Limited infrastructure required

DIVERSA

Financial Results

($ in millions)
40
32
24
16
8
0
-8
-16
-24
1998
1999
2000
2001
Revenue
Net Loss

DIVERSA

2002 / 2003 Financial Estimates

($'s and Shares in Millions)

	2002	2003*
Revenue	$32	$50 - $55
Net Loss	($28)	($30) - ($33)
Cash Burn	($28)	($32) - ($35)
Ending Cash Balance	$163	$128
Shares O/S	36	42
Year-End Employees	278	375

*Pro forma before effect of purchase accounting for Syngenta transaction

*Dependent on timing of closing transaction

DIVERSA

Corporate Goals for 2003

- Pending Diversa-Syngenta transactions
  - Obtain shareholder approval and close transactions
  - Integrate approximately 80 employees into Diversa
  - Initiate projects under collaboration
- Product and licensing goals
  - Zymetrics phytase
  - License proprietary processing enzyme
- Pharma program goals
  - Utilize antibody library to identify antibodies against a validated target
  - Identify a novel anti-infective compound for development
- Sign new collaborations, including a pharma collaboration
- Achieve collaboration milestones
- Further expand patent portfolio

DIVERSA

Investment Highlights

- Leader in genomic discovery and gene evolution
- Two developing pharmaceutical platforms
- Deep pipeline of products
- Alliances with market leaders to accelerate product development
- Strategic relationship with Syngenta
- Strong financial position
- Projected near-term profitability

Diversa's presentation was webcast live through its web site at: http://www.diversa.com/webcast and through the JPMorgan web site at: http://www.jpmhq.com. An archived version of the presentation is available through Diversa's web site for a limited time following the conference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT DIVERSA'S PROPOSED TRANSACTIONS WITH SYNGENTA

Diversa has filed a preliminary proxy statement concerning its proposed transactions with Syngenta with the SEC. Investors and security holders are advised to read the preliminary proxy statement related to the proposed transactions, because it contains important information related to the transactions. Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Diversa with the SEC at the SEC's website at http://www.sec.gov. The preliminary proxy statement and any other documents filed by Diversa with the SEC may also be obtained free of charge from Diversa by directing such request to Diversa Corporation, 4955 Directors Place, San Diego, CA 92121, Attn: Investor Relations, or by calling Diversa at (858) 526-5000 or e-mailing Diversa at information@diversa.com. Diversa will file a definitive proxy statement with the SEC relating to its proposed transactions with Syngenta prior to the consummation of those transactions, which may contain additional or different information from that contained in the preliminary proxy statement. Investors and security holders are advised to read the definitive proxy statement when it becomes available because it will contain important information relating to Diversa's proposed transactions with Syngenta. The definitive proxy statement (when available) may be obtained from the same sources as are described above with respect to the preliminary proxy statement.

INFORMATION CONCERNING PARTICIPATION IN DIVERSA'S PROXY SOLICITATION

Diversa and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Diversa with respect to Diversa's proposed transactions with Syngenta. Information regarding such executive officers and directors is included in Diversa's Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the SEC on April 2, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Diversa in Diversa's proposed transactions with Syngenta by reviewing the preliminary proxy statement related to those transactions that has been filed with the SEC, and, when it is available, the definitive proxy statement related to those transactions that will also be filed with the SEC.

FORWARD-LOOKING STATEMENTS

The foregoing communications and slide presentation contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 about Diversa Corporation and Syngenta. These include statements related to: Diversa's and Syngenta's consummation of the proposed transaction between them; the ability of Diversa's and Syngenta's collaboration and the proposed transaction between them to accelerate product development and advance Diversa's pharmaceutical programs; the ability of Diversa and Syngenta to discover, develop and successfully commercialize products under the collaboration between them; Diversa's ability to achieve milestones under the collaboration with Syngenta and receive related milestone and royalty payments when anticipated or at all; the number of TMRI employees who will be offered and accept employment with Diversa; the timing for Diversa's special meeting of stockholders to approve the issuance of stock and warrants to Syngenta and whether that approval will be obtained; the ability of Diversa's and Syngenta's collaboration to enable Syngenta to improve its competitive position, customer service and cost efficiencies; generally the ability of Diversa and Syngenta to realize the expected benefits of the collaboration and proposed transaction between them; Diversa's ability to expand its patent portfolio, enter into additional collaborations and achieve its collaboration milestones; Diversa’s ability to license a proprietary processing enzyme; Diversa's financial estimates for 2002 and 2003; Diversa's ability to achieve profitability in the near term and accelerate its product growth in 2005; the success of our Phytase product and the estimated growth of the animal feed market; and Diversa's ability to commercialize its technologies and products and achieve its program goals, all of which are prospective. Such statements are only predictions of management of Diversa and Syngenta, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to: risks involved with either Diversa or Syngenta failing to satisfy the closing conditions for the proposed transaction between them; either Diversa or Syngenta failing to devote adequate resources to the collaboration between them; Diversa's and Syngenta's new and uncertain technologies and the utility of these technologies to enable the collaboration to discover, develop and successfully commercialize products; the collaboration's dependence on patents and proprietary rights; Diversa's and Syngenta's protection and enforcement of its patents and proprietary rights; the development or availability of competitive products or technologies; Diversa's failure to attract and retain an adequate number of TMRI employees; increased federal, state, and international regulation in certain markets in which Diversa competes; ethical, legal and social concerns about Diversa's products which may limit or prevent use of those products; and Diversa's ability to retain key personnel. Certain of the foregoing factors and others are more fully described in Diversa's filings with the Securities and Exchange Commission, including, but not limited to, Diversa's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.